[GRAPHIC OMMITTED]                                                  News Release
                                                                        NYSE:NOR

Contacts:

Investors:                                         Media:

Elizabeth A. Evans                                 Roger Schrum
605-978-2929                                       605-978-2848
liz.evans@northwestern.com                         roger.schrum@northwestern.com


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                     NORTHWESTERN CORPORATION EXPECTS STRONG
             FIRST QUARTER 2002 RESULTS FROM CONTINUING OPERATIONS;
                      REAFFIRMS FULL YEAR EARNINGS TARGETS
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SIOUX FALLS, S.D. - April 15, 2002 - NorthWestern Corporation (NYSE:NOR) said today it expects its first quarter 2002 diluted earnings per share from continuing operations will be between 60 to 65 cents per share, excluding the earnings contribution of CornerStone Propane Partners L.P. which will be reflected as discontinued operations, thereby outperforming the company's 48 cents per diluted share achieved in the first quarter of 2001. NorthWestern's first quarter 2002 results will include results from the recently acquired Montana Power energy operations, effective Feb. 1, 2002. The company estimates that the addition of January 2002 results from the Montana operations would have increased the first quarter results by approximately an additional 23 cents per share. The company expects to release its first quarter 2002 results before the market opens on Tuesday, April 30, 2002.

     "We expect to report solid first quarter results from our energy and communications businesses, and we continue to target our previously announced 2002 earnings guidance of $2.30 to $2.55 per share from continuing operations," said Merle Lewis, chairman and chief executive officer. "We are well positioned to achieve improved operating performance in 2002 from our energy and communications businesses, and we are extremely excited about the future prospects of the company to drive further value to our shareholders."
     Richard R. Hylland, NorthWestern's president and chief operating officer, pointed out that the addition of the former Montana Power energy operations to NorthWestern Energy's results, significant positive activities and performance at Expanets and success to date of its previously announced Operational Excellence initiatives are driving improved results for the first quarter.
     "The integration of our new Montana energy operations is ahead of schedule, and we expect to recognize strong performance from our combined energy business during the first quarter and full year. On an annualized basis, our energy business is targeted to deliver in


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NorthWestern Expects Strong First Quarter Results
April 15, 2002
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excess of $250 million in earnings before interest, taxes, depreciation and amortization (EBITDA) while requiring less than $65 million in maintenance capital expenditures," Hylland said. "In addition, we are on track for delivering substantially improved results in our communications business, Expanets, which has been enhanced in the first quarter by the restructuring of its sales force for future growth initiatives, migration of the business to a common information technology platform and the elimination of costly transition expenses. Consistent with its 2002 plans, Expanets has significantly reduced its cost structure such that the volume of monthly sales necessary to achieve breakeven EBITDA has been lowered from more than $120 million in revenues required at the beginning of 2001, to less than $60 million by the end of the first quarter of 2002 while enhancing its customer service capabilities. As a result, Expanets should reflect EBITDA in excess of $7 million for the first quarter of 2002 on sales of approximately $200 million, compared with an EBITDA loss of $37.7 million on revenues of $269 million during the first quarter of 2001. The first quarter results, which are in line with expectations, strongly position Expanets to achieve previously targeted EBITDA of between $80 to $87 million for 2002 as the full year impact of implemented cost reduction and margin enhancement initiatives are realized."
     Hylland further commented that as a result of the factors discussed above, the company is on track to meet its target of generating in excess of $100 million in consolidated free cash flow on an annualized basis by year end, which will allow for further debt reduction and profitability going forward.
     As previously announced, on March 13, 2002, NorthWestern completed the sale of $720 million of Senior Notes and applied the proceeds, together with other available cash, toward the complete retirement of its $720 million acquisition term loan. The acquisition term loan was used to finance the purchase of the energy distribution and transmission business of Montana Power. In conjunction with the retirement of the acquisition facility, related bank and other acquisition fees totaling approximately $15 million after tax will be recorded as an extraordinary nonrecurring charge during the first quarter of 2002. NorthWestern retains full access to its $280 million revolving credit facility, which was undrawn at March 31, 2002.
     "We are extremely pleased to have successfully completed this financing which, coupled with our unused credit facility and free cash flow capabilities, further strengthens NorthWestern's capital position," Hylland said.


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NorthWestern Expects Strong First Quarter Results
April 15, 2002
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     Also as previously indicated, NorthWestern's first quarter 2002 results will reflect the results of CornerStone Propane Partners L.P. as discontinued operations. Accordingly, the results of CornerStone's operations, for all periods reported, will be presented separately below income from continuing operations. As a result, fully diluted earnings per share from continuing operations under this presentation are 48 cents for the first quarter of 2001 and $1.57 for full year 2001 ($2.07 before the net impact of 2001 restructuring charges). The adoption of discontinued operations accounting treatment is in recognition of CornerStone's announcement on Jan. 18, 2002, that it had retained Credit Suisse First Boston to pursue strategic options, including the possible sale or merger of the partnership. Divestiture of its CornerStone interest is consistent with NorthWestern's strategy to focus its resources on its energy and communications growth platforms. In conjunction with the adoption of discontinued operations accounting for CornerStone, substantially all of NorthWestern's approximately $40 million net carrying value in the partnership is anticipated to be recorded as a noncash charge during the first quarter of 2002.
     NorthWestern will conduct a webcast conference call at 11 a.m. EDT on April 30, 2002, with interested investors to discuss the company's first quarter results. Interested parties may listen to the Internet webcast both live and in replay via the company's Web site at www.northwestern.com. The webcast also will be distributed over CCBN's Investor Distribution Network. Investors can listen to the conference call through CCBN's investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password protected management site, StreetEvents at www.streetevents.com.
    NorthWestern Corporation, a FORTUNE 500 company, is a leading provider of services and solutions to more than 2.5 million customers across America in the energy and communications sectors. NorthWestern's partner businesses include NorthWestern Energy, a provider of electricity, natural gas and related services to customers in Montana, South Dakota and Nebraska; Expanets, a leading mid-market provider of networked communications solutions and services in the United States; and Blue Dot, a nationwide provider of air conditioning, heating, plumbing and related services. Further information about NorthWestern is available on the Internet at www.northwestern.com.


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NorthWestern Expects Strong First Quarter Results
April 15, 2002
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Forward-Looking Statements

    STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All statements contained herein, as well as statements made in press releases and oral statements that may be made by us or by officers, directors or employees acting on our behalf, that are not statements of historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Among the factors that could cause our actual results to differ materially are: the adverse impact of weather conditions; unscheduled generation outages; unscheduled maintenance or repairs; unanticipated changes to fossil fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; developments in the federal and state regulatory environment and the terms associated with obtaining regulatory approvals; costs associated with environmental liabilities and compliance with environmental laws; the rate of growth and economic conditions in our service areas and those of our subsidiaries; the speed and degree to which competition enters the industries and markets in which our businesses operate; the timing and extent of changes in interest rates and fluctuations in energy-related commodity prices; risks associated with acquisitions, transition and integration of acquired companies, including implementation of information systems and realizing efficiencies in excess of any related restructuring charges; reduction of minority interest basis requiring us to recognize an increased share of operating losses at certain of our subsidiaries; our ability to recover transition costs and approval of our default supply contract portfolio in Montana; disruptions and adverse effects in the capital market due to the changing economic environment; our credit ratings with Moody's, Standard & Poor's and Fitch; changes in customer usage patterns and preferences; and changing conditions in the economy, capital markets and other factors identified from time to time in our filings with the SEC. This news release should be read in conjunction with our Annual Report on Form 10K for 2001, and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which can be located at www.sec.gov or requested from the company.
    Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors.

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